Exhibit 99.2

MUTUAL RELEASE AGREEMENT

THIS MUTUAL RELEASE AGREEMENT (this "Agreement") is effective as of February 18, 2003, by and between Alternate Marketing Networks, Inc., a Delaware corporation (the "Corporation"), K2 VC LTD., a Texas limited partnership ("K2VC"), and Adil Khan ("Khan").

	RECITALS

WHEREAS, the parties hereto have agreed to release each other from certain obligations and liabilities for potential disputes, claims, and/or causes of action which have arisen or may have arisen between the Corporation, on one hand, and K2VC and Khan, on the other hand, prior to the date of this Agreement, except as otherwise set forth herein;

	AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties, and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Release by the Corporation.

(a)	The Corporation, for and on behalf of the Corporation
and any and all of the officers, directors, employees, agents, representatives, stockholders, controlled affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), attorneys, and accountants of the Corporation (including, without limitation, any heirs, assigns, trustees, beneficiaries, or executors of any of the foregoing) (each, a "Corporation Releasing Party," and, collectively, the "Corporation Releasing Parties"), does hereby unconditionally and irrevocably release and forever discharge K2VC and Khan, and any and all of the agents, representatives, trustees, partners, controlled affiliates (as such term is defined in Rule 405 promulgated under the Securities Act), attorneys, and accountants of K2VC and Khan (including, without limitation, any heirs, assigns, trustees, beneficiaries, or executors of any of the foregoing) (each, a "Khan Released Party," and, collectively, the "Khan Released Parties"), from any and all claims, counterclaims, set-offs, demands, remedies, suits, proceedings, causes of action, orders, obligations, contracts, agreements, debts, damages and liabilities of any kind, at common law, statutory or otherwise, whether now known or not, whether contingent or matured, whether suspected or unsuspected, currently existing or arising as of the date of this Agreement which relate in any way to the management or operation of the Corporation or any subsidiaries of the Corporation (each, a "Claim," and, collectively, the "Claims") which the Corporation or any other Corporation Releasing Party may have had or may now have directly or derivatively against any or all of the Khan Released Parties based upon or arising out of any event, act, or omission, negligence or fault of any or all of the Khan Released Parties that has occurred (or is alleged to have occurred) on or prior to the date of this Agreement, except as set forth in
Section 3 of this Agreement.

(b)	Except as expressly provided in this Agreement, the
Corporation, for and on behalf of the Corporation and each other Corporation Releasing Party, does hereby irrevocably covenant and agree to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting, or causing to be commenced any proceeding of any kind, against any or all of the Khan Released Parties based upon any matter released or purported to be released hereby.

(c)	The Corporation, for and on behalf of the Corporation
and each other Corporation Releasing Party, does hereby acknowledge, understand, and agree that the execution of this Agreement does not constitute in any manner whatsoever an admission of liability on the part of any parties hereto for any matter(s) covered by this Agreement, and that such liability is specifically denied.

2. 	Release by Khan.

(a)	Each of K2VC and Khan, for and on behalf of K2VC and
Khan and each other Khan Released Party (each, a "Khan Releasing Party," and, collectively, the "Khan Releasing Parties"), does hereby unconditionally and irrevocably release and forever discharge the Corporation and each other Corporation Releasing Parties (each, a "Corporation Released Party," and, collectively, the "Corporation Released Parties"), from any and all Claims which K2VC, Khan, or any other Khan Releasing Party may have had or may now have directly or derivatively against any or all of the Corporation Released Parties based upon or arising out of any event, act, or omission, negligence or fault of any or all of the Corporation Released Parties that has occurred (or is alleged to have occurred) on or prior to the date of this Agreement, except as set forth in Section 3 of this Agreement.

(b)	Except as expressly provided in this Agreement, each of
K2VC and Khan, for and on behalf of Khan and each other Khan Releasing Party, does hereby irrevocably covenant and agree to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced any proceeding of any kind, against any or all of the Corporation Released Parties based upon any matter released or purported to be released hereby.



(c)	Each of K2VC and Khan, for and on behalf of K2VC and
Khan and each other Khan Releasing Party, does hereby acknowledge, understand, and agree that the execution of this Agreement does not constitute in any manner whatsoever an admission of liability on the part of any parties hereto for any matters covered by this Agreement, and that such liability is specifically denied.

	3.	Additional Rights and Obligations.  Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement shall not impair or diminish any of the rights or obligations of any of the parties pursuant to, nor shall anything herein operate as a release of any Claim that any party hereto may have against any other party hereto for (a) that certain Employment Agreement, dated as of August 1, 2002, by and between the Corporation and Khan (the "Employment Agreement"), (b) that certain Stock Option Agreement, dated as of the date hereof, by and between the Corporation and Khan (the "Stock Option Agreement"), (c) any existing insurance policy, employee benefit plan, or other individual account plan of the Corporation, including, without limitation, any D&O or E&O insurance policy (collectively, the "Individual Account Plans"), (d) any act, omission, negligence, or fault occurring (or alleged to have occurred) after the date of this Agreement, (e) that certain Contribution Agreement, dated as of January 1, 2003, by and between the Corporation and K2VC (the "Contribution Agreement"), or (f) any deferred compensation owing by the Corporation and/or any subsidiaries of the Corporation to Khan or any expenses of Khan required to be reimbursed by the Corporation and/or any subsidiaries of the Corporation.



4.	No Reliance on Other Statements and Binding Effect.  This
Agreement (a) constitutes the entire agreement between the parties hereto relating to the subject matter hereof and (b) supersedes all previous understandings and agreements between the parties hereto relating to the subject matter hereof, both oral and written. Each party to this Agreement expressly warrants and represents that, in entering into this Agreement, such party, as applicable, is not relying on any promise, agreement, or statement, whether oral or written, that is not set forth in this Agreement, the Contribution Agreement, the Employment Agreement, the Stock Option Agreement, or the Individual Account Plans. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and the Corporation Released Parties, Corporation Releasing Parties, Khan Released Parties, and Khan Releasing Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement and no person or entity who is not a party to this Agreement, other than the Corporation Released Parties, Corporation Releasing Parties, Khan Released Parties, and Khan Releasing Parties may rely on the terms hereof.

5.	Entire Agreement.  This Agreement and the documents and
instruments referenced herein and delivered pursuant to and in accordance with this Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated by this Agreement, and supersede and replace all other prior agreements, arrangements, and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto with respect to the subject matter hereof which is not embodied in this Agreement and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth with respect to the subject matter hereof.

6.	Amendment.  This Agreement may only be amended, modified,
rescinded, waived, or terminated by a written agreement signed by each of the parties hereto.

7.	Assignment.  No party to this Agreement may assign the
respective rights of such party or delegate the respective obligations of such party hereunder without the prior written consent of the other parties hereto. Any such attempted assignment shall be null and void ab initio.

8.	Applicable Law.  This Agreement is made pursuant to, shall be construed and enforced under, and shall be conclusively deemed for all purposes to have been executed and delivered under the laws of the State of Texas without reference to conflicts of laws principles and is performable in Dallas County, Texas.

9.	Section Headings.  The headings contained in this Agreement
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.	Severability.  If any provision of this Agreement is held
invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

11.	Expenses.

(a)	The Corporation shall reimburse K2VC and Khan for the
reasonable and necessary legal fees and expenses incurred by K2VC and Khan in connection with this Agreement, the Contribution
Agreement, and any settlement of the existing dispute by and between the Corporation, K2VC, and Khan, on one hand, and Drawbridge (as defined below), on the other hand.

(b)	The Corporation shall reimburse K2VC and Khan for the
reasonable and necessary legal fees and expenses incurred by K2VC and Khan in connection with the litigation by Hencie.Com (as defined below) and/or Tanner (as defined below) against K2VC or Khan if such fees and expenses have been pre-approved in writing by the Corporation.

12.	Other Agreement(s).  If the Corporation shall reasonably and in good faith request K2VC to transfer the Shares (as defined below) to the Corporation in connection with any settlement(s) and/or judgment(s) obtained by Hencie.Com, Inc., a Delaware corporation ("Hencie.Com"), and/or Paul A. Tanner, an affiliate of Hencie.Com ("Tanner"), against the Corporation or any subsidiary of the Corporation (each, a "Tanner Claim," and, collectively, the "Tanner Claims"), K2VC shall (a) contribute, transfer, convey, and assign all of the rights, title and interest of K2VC in and to not more than 200,000 shares (after giving full effect to any positive or negative dilution event(s) occurring after the date hereof and prior to any such Tanner Claim(s), the "Shares") of the 1,000,000 shares, par value $0.01 per share, of common stock of the Corporation of the shares of Common Stock owned and/or held, beneficially and of record, by K2VC, as of the date hereof, issued to K2VC and pledged to Drawbridge Investment Partners LLC, a Delaware limited liability company ("Drawbridge"), as assignee of Edge Technology Group, Inc., a Delaware corporation ("Edge"), pursuant to that certain Pledge Agreement, dated August 19, 2002, by and among K2VC, Khan, and Edge (the "Pledge Agreement"), to the Corporation free and clear of any and all security interests, liens, claims or encumbrances of any nature whatsoever, except for the pledge of the Shares by K2VC to Drawbridge and the security interest of Drawbridge in the Shares pursuant to the Pledge Agreement, and
(b) deliver or cause to be delivered any and all certificate(s) representing and evidencing the Shares duly endorsed or accompanied by a duly executed stock power and assignment as necessary to effectuate the transfer and contribution of the Shares to the Corporation; provided, however, that the Corporation shall return and transfer any and all Shares not actually utilized in connection with any Tanner Claim(s) to K2VC after the final and definitive decision, resolution, and/or settlement of (i) the Tanner Claim(s) existing as of the date hereof, including, without limitation, any derivative, extension of, and/or counterclaim(s) related to such Tanner Claim(s).

Remainder of Page Intentionally Left Blank.
Signature Page(s) to Follow.



IN WITNESS WHEREOF, the parties hereto have executed and delivered this Mutual Release Agreement effective as of the date first written above.


ALTERNATE MARKETING NETWORKS, INC.

By: /s/ Phillip D. Miller
Name: 	Phillip D. Miller
Title: 	President and Chairman


K2 VC LTD., A TEXAS LIMITED PARTNERSHIP

BY: K2 VC MANAGEMENT, LLC, ITS GENERAL PARTNER


By:	/s/ Adil Khan
Name:  Adil Khan
Title: 	President


/s/ Adil Khan
Name:	Adil Khan